EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, G. Paul Matthews, Chairman, Chief Investment Officer & Co-Chief Executive Officer of Matthews International Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 17, 2003	/s/ G. Paul Matthews
G. Paul Matthews, Chairman, Chief Investment Officer & Co-Chief Executive Officer (principal executive officer)

I, James Walter, Vice President, Investment Operations of Matthews International Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 17, 2003	/s/ James Walter
James Walter, Vice President, Investment Operations (principal financial officer)